Exhibit 99.1

For Immediate Release

UNITED THERAPEUTICS CORPORATION APPOINTS LINDA MAXWELL TO ITS BOARD OF DIRECTORS

SILVER SPRING, Md., and RESEARCH TRIANGLE PARK, N.C., September 11, 2020 – United Therapeutics Corporation (Nasdaq: UTHR) announced today the appointment of Linda Maxwell, M.D. to its Board of Directors as an independent director, effective as of September 10, 2020.

Dr. Maxwell has been a head and neck surgeon since 2006, and is a medical educator, a published scientific author, and a health technology entrepreneur and innovator.

Dr. Maxwell is Adjunct Professor of Surgery at the University of Toronto, Distinguished Visiting Professor at Ryerson University, and Associate Scientist at the Li Ka Shing Knowledge Institute in Toronto. She served as Founding and Executive Director of the Biomedical Zone in 2015 – Canada’s first and only hospital-embedded, physician-led business incubator for emerging health technology companies – and has guided a wide variety of startup companies through clinical development, capitalization, and commercialization. Dr. Maxwell also managed a life sciences tech transfer portfolio at the University of Oxford and the UK National Health Service, executing patent strategy, spin-out company formation, and early stage capital raising. She has also served as a healthcare innovation expert to various Canadian federal, provincial, and local government entities, as a member of the Department Audit Committee of the Public Health Agency of Canada, and as an advisor to the Canadian Medical Association and the Canadian Space Agency.

Dr. Maxwell earned an A.B. with honors from Harvard University, an M.D. from Yale University, and an M.B.A. from the University of Oxford. She serves as an independent member of the Board of Directors of Profound Medical Inc., a publicly-traded company listed both in the United States and Canada.

“We greatly value Dr. Maxwell’s outstanding achievements and experience,” said Martine Rothblatt, Ph.D., Chairman and Chief Executive Officer of United Therapeutics. “Her knowledge and business expertise position her well to serve on our Board of Directors.”

“I am thrilled to join the United Therapeutics family as an independent director,” said Dr. Maxwell. “It is a privilege to join an extraordinary organization tackling some of the most pernicious problems in medicine through scientific ingenuity, visionary leadership, and a singular commitment to advancing human health.“

About United Therapeutics

United Therapeutics Corporation focuses on the strength of a balanced, value-creating biotechnology model. We are confident in our future thanks to our fundamental attributes, namely our obsession with quality and innovation, the power of our brands, our entrepreneurial culture, and our bioinformatics leadership. We also believe that our determination to be responsible citizens – having a positive impact on patients, the environment, and society – will sustain our success in the long term.

Through our wholly owned subsidiary, Lung Biotechnology PBC, we are focused on addressing the acute national shortage of transplantable lungs and other organs with a variety of technologies that either delay the need for such organs or expand the supply. Lung Biotechnology is the first public benefit corporation subsidiary of a public biotechnology or pharmaceutical company.

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Forward-looking Statements

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, our ability to create value and sustain our success in the long-term, and our efforts to develop technologies that either delay the need for transplantable organs or expand the supply of transplantable organs. These forward-looking statements are subject to certain risks and uncertainties, such as those described in our periodic reports filed with the Securities and Exchange Commission, that could cause actual results to differ materially from anticipated results. Consequently, such forward-looking statements are qualified by the cautionary statements, cautionary language and risk factors set forth in our periodic reports and documents filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We are providing this information as of September 11, 2020, and assume no obligation to update or revise the information contained in this press release whether as a result of new information, future events, or any other reason.

For Further Information Contact:

Dewey Steadman at (202) 919-4097

Email: ir@unither.com

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